EXHIBIT 16

             [LETTERHEAD OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP]

February 11, 2004

Securities and Exchange Commission
Washington, DC 20549

      We have read EmergenSys Corporation's statements included under Item 4 of its Form 8-K for February 10, 2004 and we agree with such statements concerning our firm.


                                     /s/ Singer Lewak Greenbaum & Goldstein LLP
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